Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-165151 on Form S-8 of Colonial Properties Trust of our report dated June ___, 2011, relating to the financial statements and supplemental schedules of the Colonial Properties Trust Amended and Restated 401(k) Profit Sharing Plan, which appears in this Annual Report on Form 11-K of Colonial Properties Trust Amended and Restated 401(k) Profit Sharing Plan for the year ended December 31, 2010.

/s/ Sellers, Richardson, Holman & West, LLP

Birmingham, Alabama